Exhibit 99.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made effective this 22nd day of January 2020, between Quidem LLC, a Florida limited liability company (the “Consultant”), and Arista Financial Corp. a Nevada corporation (the “Company”).

WHEREAS, the Company is in need of certain consulting and advisory services;

WHEREAS, the Consultant possesses considerable industry knowledge and experience that is valuable to the Company; and

WHEREAS, the Consultant has agreed to perform consulting work for the Company with respect to the services detailed in Appendix A (collectively, the “Services”).

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE 1 – SCOPE OF WORK.

1.1 Services – The Company shall engage the Consultant, and specifically its Managing Director, William J. Caragol, to provide the Services detailed in Exhibit A on the terms and conditions that follow.

1.2 Time and Availability – The Consultant shall perform the Services and provide advice and analysis with respect to the Services as the Company may reasonably require. The Services shall be performed at such place or places as the Consultant deems reasonable giving due regard to the needs of the Company’s business. Consultant shall devote such of his time and business efforts to the performance of the Services as Consultant deems reasonable and necessary to discharge his responsibilities and obligations hereunder.

1.3 Confidentiality – In order for the Consultant to perform the Services, it may be necessary for the Company to provide the Consultant with Confidential Information (as defined below) regarding the Company’s business and products. The Consultant agrees to be bound by the terms of Article 5 hereof.

1.4 Standard of Conduct – In rendering the Services under this Agreement, the Consultant shall conform to high professional standards of work and business ethics. The Consultant shall not use time, materials, or equipment of the Company without the prior written consent of the Company.

1.5 Outside Services – The Consultant shall not use the service of any other person, entity or organization in the performance of the Consultant’s duties without the prior written consent of the Company. Should the Company consent to the use by the Consultant of the services of any other person, entity or organization, no information regarding the Services to be performed under this Agreement shall be disclosed to that person, entity or organization until such person, entity or organization has executed an agreement to protect the confidentiality of the Company’s Confidential Information (as defined below) and the Company’s absolute and complete ownership of all right, title and interest in the work performed under this Agreement.

1.6 Reports – The Consultant shall, periodically and when specifically requested by the Company, provide the Company with written reports of his observations and conclusions regarding the Services. Upon the termination of this Agreement, the Consultant shall, upon the request of Company, prepare a final report of the Consultant’s activities.

ARTICLE 2 – INDEPENDENT CONTRACTOR.

2.1 Independent Contractor – The Consultant is an independent contractor and is not an employee, partner, or co-venturer of, or in any other service relationship with, the Company. The Consultant is not authorized to speak for, represent, or obligate the Company in any manner without the prior express written authorization from an officer of the Company.

2.2 Indemnification - The Company agrees to the indemnification and other obligations set forth in Exhibit B attached hereto, which Exhibit B forms an integral part of this Agreement and is incorporated by reference herein.

2.3 Taxes – The Consultant shall be responsible for all taxes arising from compensation as per Section 3.1 below under this Agreement, and shall be responsible for all payroll taxes and fringe benefits of the Consultant’s employees. Neither federal, nor state, nor local income tax, nor payroll tax of any kind, shall be withheld or paid by the Company on behalf of the Consultant or its employees. The Consultant understands that it is required to pay, according to law, the Consultant’s taxes and the Consultant shall, when requested by the Company, properly document to the Company that any and all federal and state taxes have been paid. All reimbursements as per Section 3.2 are not and shall not be reported to the IRS as taxable income.

2.4 Benefits – The Consultant and the Consultant’s employees will not be eligible for, and shall not participate in, any employee pension, health, welfare, or other fringe benefit plan, of the Company. No workers’ compensation insurance shall be obtained by the Company covering the Consultant or the Consultant’s employees.

ARTICLE 3 – COMPENSATION FOR CONSULTING SERVICES.

3.1 Compensation – In consideration for the Services, the Consultant shall be entitled to receive $5,000 per month. The Consultant shall not be entitled to any other compensation by the Company for any services rendered by the Consultant without the express approval of the Company and its Chief Executive Officer.

3.2 Reimbursement – The Company agrees to reimburse the Consultant for all actual reasonable and necessary expenditures, which are directly related to the Services. Expenses will only be reimbursed if the Company had given prior approval of the expenditure. Expenses incurred by the Consultant will be reimbursed by the Company within thirty (30) days of the Consultant’s proper written request for reimbursement which includes all proper documentation.

ARTICLE 4 – TERM AND TERMINATION.

4.1 Term – This Agreement shall be effective as of January 1, 2020 and shall continue in full force and effect for 12 consecutive months. The Company and the Consultant may negotiate to extend the term of this Agreement and the terms and conditions under which the relationship shall continue. The Company or Consultant may cancel this agreement on thirty (30) days’ notice, as per section 9.9 below.

4.2 Responsibility upon Termination – Any equipment provided by the Company to the Consultant in connection with or furtherance of Consultant’s Services under this Agreement, including, but not limited to, computers, laptops, and personal management tools, shall, immediately upon the termination of this Agreement, be returned to the Company.

4.3 Survival – The provisions of Articles 5, 6, 7 and 8 of this Agreement shall survive the termination of this Agreement and remain in full force and effect thereafter.

ARTICLE 5 – CONFIDENTIAL INFORMATION.

5.1 Obligation of Confidentiality – In performing the Services under this Agreement, the Consultant may be exposed to and will be required to use certain “Confidential Information” (as hereinafter defined) of the Company. The Consultant agrees that the Consultant will not and the Consultant’s employees, agents or representatives will not, use, directly or indirectly, such Confidential Information for any purpose other than providing the Services and will not use for the benefit of any person, entity or organization other than the Company, or disclose such Confidential Information without the written authorization of the Company, either during or after the term of this Agreement, for as long as such information retains the characteristics of Confidential Information.

5.2 Definition – “Confidential Information” means information, not generally known, and proprietary to the Company or to a third party for whom the Company is performing work, including, without limitation, information concerning any patents or trade secrets, confidential or secret designs, processes, formulae, source codes, plans, devices or material, research and development, proprietary software, analysis, techniques, materials or designs (whether or not patented or patentable), directly or indirectly useful in any aspect of the business of the Company, any vendor names, customer and supplier lists, databases, management systems and sales and marketing plans of the Company, any confidential secret development or research work of the Company, or any other confidential information or proprietary aspects of the business of the Company. All information which Consultant acquires or becomes acquainted with during the period of this Agreement, whether developed by Consultant or by others, which Consultant has a reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information. Confidential Information does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the recipient; (ii) is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; (iii) is already in the possession of the recipient on the date this Agreement becomes effective; or (iv) is required to be disclosed by law, government regulation, or court order.

5.3 Property of the Company – The Consultant agrees that all plans, manuals and specific materials developed by the Consultant on behalf of the Company in connection with the Services rendered under this Agreement, are and shall remain the exclusive property of the Company. Promptly upon the expiration or termination of this Agreement, or upon the request of the Company, the Consultant shall return to the Company all documents and tangible items, including samples, provided to Consultant or created by Consultant for use in connection with services to be rendered hereunder, including without limitation all Confidential Information, together with all copies and abstracts thereof.

5.4 Intellectual Property – Title to all inventions and discoveries made by the Consultant resulting from the work performed hereunder shall reside in the Company; title to all inventions and discoveries made by the Company resulting from the research performed hereunder shall reside in the Company; title to all inventions and discoveries made jointly by the Consultant and Company resulting from the consultancy hereunder shall reside with the Company solely. The Consultant reserves the right to give notice to the Company and use, apply and profit from the above if the Company elects not to use or put into practice or outside the store fixture industry. Title to all inventions and discoveries made by the Consultant prior to this agreement shall reside with the Consultant.

ARTICLE 6 –DATA.

6.1 Data – All drawings, models, designs, formulas, methods, documents and tangible items prepared for and submitted to the Company by the Consultant in connection with the services rendered under this Agreement shall belong exclusively to the Company and shall be deemed to be works made for hire (the “Deliverable Items”). To the extent that any of the Deliverable Items may not, by operation of law, be works made for hire, the Consultant hereby assigns to the Company the ownership of copyright or mask work in the Deliverable Items, and the Company shall have the right to obtain and hold in its own name any trademark, copyright, or mask work registration, and any other registrations and similar protection which may be available in the Deliverable Items. The Consultant agrees to give the Company or its designees all assistance reasonably required to perfect such rights.

ARTICLE 7 –NON– SOLICITATION.

7.1 Non-Solicitation – The Consultant covenants and agrees that during the term of this Agreement, the Consultant will not, directly or indirectly, through an existing corporation, unincorporated business, affiliated party, successor employer, or otherwise, solicit, hire for employment or work with, on a part-time, consulting, advising or any other basis, other than on behalf of the Company, any customer or client of, or any employee or independent contractor employed by, the Company while the Consultant is performing the Services for the Company.

ARTICLE 8 – RIGHT TO INJUNCTIVE RELIEF.

The Consultant acknowledges that the terms of Articles 5, 6, and 7 of this Agreement are reasonably necessary to protect the legitimate interests of the Company, are reasonable in scope and duration, and are not unduly restrictive. The Consultant further acknowledges that a breach of any of the terms of Articles 5, 6, or 7 of this Agreement will render irreparable harm to the Company, and that a remedy at law for breach of the Agreement is inadequate, and that the Company shall therefore be entitled to seek any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties. The Consultant acknowledges that an award of damages to the Company does not preclude a court from ordering injunctive relief. Both damages and injunctive relief shall be proper modes of relief and are not to be considered as alternative remedies.

ARTICLE 9 – GENERAL PROVISIONS.

9.1 Construction of Terms – If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, that provision shall be severed and shall not affect the validity or enforceability of the remaining provisions.

9.2 Governing Law – This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Florida.

9.3 Complete Agreement – This Agreement constitutes the complete agreement and sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes all prior discussions and understandings in respect to the subject of this Agreement, whether written or oral.

9.4 Jurisdiction and Venue - The parties acknowledge that all of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in the State of Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of record of the State of Florida in Palm Beach County; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

9.5 Modification – No modification, termination or attempted waiver of this Agreement, or any provision thereof, shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

9.6 Waiver of Breach – The waiver by a party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the party in breach.

9.7 Successors and Assigns – This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that the Agreement shall be assignable by the Company without the Consultant’s consent in the event the Company is acquired by or merged into another corporation or business entity. The benefits and obligations of this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns.

9.8 No Conflict – The Consultant warrants that the Consultant has not previously assumed any obligations inconsistent with those undertaken by the Consultant under this Agreement.

9.9 Notices – Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth above, or by email.

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement via facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

Quidem LLC

By:
Name:	William J. Caragol
Title:	Managing Director

Arista Financial Corp. (the “Company”)

By:
Name:	Paul Patrizio
Title:	CEO

EXHIBIT A

SERVICES TO BE PROVIDED --

•	Bill will provide between one to two days equivalent consulting services on a weekly basis

•	Bill shall be the part-time Chief Financial Officer of Arista Financial Corp.

•	Bill shall report to the CEO and consult on the following subjects and tasks:

o	Capital raising for the Company or its subsidiaries

o	Strategic planning

o	Budgeting

o	Financial reporting (SEC)

o	Other regulatory compliance

o	Investor relations and public market awareness

o	Mergers and acquisitions

o	Any other items necessary as agreed by the Company and the Consultant

EXHIBIT B

QUIDEM LLC

Indemnification Agreement

This Exhibit B is a part of and is incorporated into that certain engagement agreement (together, the “Agreement”) by and between the Company and Quidem LLC (“Quidem”). Unless otherwise defined herein, capitalized terms used in this Exhibit B and defined in the letter agreement described above shall have the same meaning when used in this Exhibit B.

The Company shall indemnify and hold harmless Quidem, any affiliate of Quidem, and each person, if any, who controls Quidem or such affiliate within the meaning of Section 15 of the Securities Act of 1933, as amended (the “1933 Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each member, director, officer, partner, employee, agent, and counsel of Quidem, of any such affiliate, or of any such controlling person (each, an “Indemnified Person”) in respect of any and all losses, claims, damages, or liabilities, joint or several, to which any such Indemnified Person may become subject under any statute, under common law, or otherwise, and whether or not involving a third party, relating to or arising out of (i) the contents of oral or written information provided by the Company, its employees or its other agents, which information either the Company or Quidem provides to any actual or potential buyers, sellers, investors or offerees, (ii) any other action or failure to act by the Company, its employees or its other agents of Quidem in accordance with and at the Company’s request or with the Company’s consent or (iii) the engagement contemplated by the Agreement or any transaction or conduct in connection therewith and to reimburse each Indemnified Person as and when incurred for any legal or any other expenses incurred by such Indemnified Person in connection with investigating or defending against any such loss, claim, damage, or liability or providing evidence, producing documents, appearing as a witness or taking any other action in respect thereto (whether or not Quidem is itself a defendant in, or target of, the action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought and whether or not such action, proceeding, or investigation involves a third party); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability is found in a final judicial determination, not subject to further appeal, to have resulted primarily and directly from the willful misconduct or gross negligence of an Indemnified Person, in which event any reimbursement or payment previously made to any Indemnified Person in connection with any such loss, claim, damage, or liability will be returned to the Company. The foregoing indemnity shall be in addition to any liability that the Company may otherwise have to the Indemnified Persons at common law or otherwise. The indemnity and reimbursement of expenses provided for in this Paragraph and the contribution rights provided for below are in addition to, and not subject to the limitations of, any retainer, compensation, and reimbursement of expenses provided for in the Agreement. The Company also agrees that no Indemnified Person shall have any obligation (whether direct or indirect, in contract, tort, or otherwise) to the Company or any of its directors, officers, employees, agents, counsel, or controlling persons, arising out of, based upon, or in connection with the matters specified in the preceding sentence, except for any such obligation for losses, claims, damages, and liabilities that are found in a final judicial determination, not subject to further appeal, to have resulted primarily and directly from the willful misconduct or gross negligence of such Indemnified Person and except for the contribution rights provided for below.

The Company shall not be liable for the settlement by any Indemnified Person of any action, proceeding or investigation effected without its consent, which consent will not be unreasonably or untimely withheld. The Company shall not, without the prior written consent of Quidem, settle or compromise any action, proceeding or investigation (whether or not Quidem or any other Indemnified Person is an actual or potential party to such action, proceeding or investigation), or permit a default or consent to the entry of any judgment with respect thereto, unless such settlement, compromise, default or consent includes, as an unconditional term thereof, the giving by the party other than the Company thereto of an unconditional general release to all Indemnified Persons from all liability in respect of such action, proceeding, or investigation.

In order to provide for just and equitable contribution, if (a) a claim for indemnification pursuant to the Agreement (subject to the limitations hereof) is made by an Indemnified Person but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, or (b) contribution under the 1933 Act, the 1934 Act or otherwise may be sought by the Company, Quidem or another Indemnified Person, then the Company on the one hand, and Quidem and the other Indemnified Persons collectively on the other hand, shall contribute to the losses, claims, damages or liabilities to which they may be subject in either such case (after contribution from others) in accordance with (i) the relative benefits received by the Company on the one hand and Quidem on the other hand or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and Quidem on the other hand in connection with the statement, act or omission which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Quidem of any contemplated transaction that is the subject of this Agreement (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the total value of the consideration paid or issued or contemplated to be paid or issued in the transaction bears to the fees paid or to be paid to Quidem under the Agreement; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Persons be required to contribute an aggregate amount in excess of the aggregate fees actually paid to Quidem under the Agreement. For the purpose of determining the extent to which Quidem and the Indemnified Persons on the one hand, and the Company on the other hand, have satisfied the respective obligations to contribute under this Paragraph, amounts paid by each party shall include amounts paid by any person who is an affiliate or actually or allegedly controls such person, in each case within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. The foregoing contribution agreement shall, to the extent permitted by law, supersede the contribution liabilities of any persons having liability under the 1933 Act, the 1934 Act or otherwise. If the law does not permit the full amount of the contribution specified in this Paragraph to be made, then the party seeking contribution and each person who controls such party shall be entitled to contribution hereunder to the fullest extent permitted by law.

The provisions of this Exhibit B shall continue to apply and shall remain in full force and effect regardless of any modification or termination of the Agreement or the completion of Quidem’s services under the Agreement.